Exhibit 99.1

7733 Forsyth Boulevard	Phone: 314.854.8000
Suite 800	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com

News Release

Belden Reports Solid Results in Second Quarter 2013

St. Louis, Missouri – August 8, 2013 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal second quarter 2013 results for the period ended June 30, 2013.

Second Quarter Highlights

•	Increased adjusted income from continuing operations per diluted share to $0.99, up 11.2% over last year’s $0.89 per diluted share;

•	Expanded adjusted gross margin to 35.2% on adjusted revenues of $532.6 million, increasing 360 basis points from 31.6% in the year-ago period;

•	Grew adjusted operating income margin to 14.2%, increasing 210 basis points from 12.1% in the year-ago period;

•	Purchased 584,198 shares of Belden common stock for $31.25 million during the quarter; and

•	Raised the midpoint of full-year guidance for fiscal 2013 adjusted revenue to $2.09 – $2.12 billion and adjusted income from continuing operations per diluted share to $3.54 – $3.69.

Second Quarter 2013

Revenue for the quarter totaled $529.5 million, up $71.3 million, or 15.6%, compared to $458.2 million in the second quarter 2012. Gross margin in the second quarter was 33.8%, increasing 220 basis points from 31.6% in the year-ago period. Operating income margin in the second quarter was 10.2%, decreasing 140 basis points from 11.6% in the year-ago period. Income from continuing operations per diluted share totaled $0.66, compared to $0.86 in the second quarter 2012.

Adjusted revenue for the quarter totaled $532.6 million, up $74.4 million, or 16.2%, compared to $458.2 million in the second quarter 2012. Adjusted gross margin in the second quarter was 35.2%, increasing 360 basis points from 31.6% in the year-ago period. Adjusted operating income margin was 14.2%, increasing 210 basis points from 12.1% in the year-ago period. Adjusted income from continuing operations per diluted share totaled $0.99, compared to $0.89 in the second quarter 2012. A reconciliation of non-GAAP (adjusted) financial measures to comparable GAAP financial measures is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “Belden’s formation of four global segments announced in April was a considerable endeavor and a necessary element to achieving our long-term strategic goals, so our ability to deliver solid second quarter results is especially gratifying. Our strong performance in emerging markets offset soft demand in developed markets. We are pleased with our adjusted gross and operating income margins of 35.2% and 14.2%, respectively; a direct result of our continued focus on portfolio enhancement and business system improvements.

Belden Reports Solid Results in Second Quarter 2013 – Page 2 of 3

Outlook

“The global macroeconomic environment in 2013 is generally as we anticipated, and we remain confident in our ability to deliver consistent operating results in the second half of the year. Therefore, we are increasing the midpoint of both our revenue and earnings outlook for the full year,” said Mr. Stroup.

The Company expects third quarter 2013 adjusted revenues to be $525 – $535 million and adjusted income from continuing operations per diluted share to be $0.90 – $0.95. For the full year ending December 31, 2013, the Company now expects adjusted revenues to be $2.09 – $2.12 billion and adjusted income from continuing operations per diluted share to be $3.54 – $3.69. Previously, the Company expected full year adjusted revenues to be $2.07 – $2.12 billion and adjusted income from continuing operations per diluted share to be $3.49 – $3.69.

On a GAAP basis, the Company expects third quarter 2013 revenues to be $522 – $532 million and income from continuing operations per diluted share to be $0.55 – $0.60. For the full year ending December 31, 2013, the Company expects revenues to be $2.08 – $2.11 billion and income from continuing operations per diluted share to be $2.11 – $2.26.

Earnings Conference Call

Management will host a conference call today at 10:30 a.m. Eastern to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8685; the dial-in number for participants outside the U.S. is 913-312-0403. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

Forward Looking Statements

This release contains forward looking statements including our expectations for the third quarter and full-year 2013. Forward looking statements also include any other statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations and are not guarantees of future performance. The Company’s actual results may differ materially from these expectations for a number of reasons including: changes in the global economy may impact the Company’s results;

Belden Reports Solid Results in Second Quarter 2013 – Page 3 of 3

turbulence in financial markets may increase the Company’s borrowing costs; the Company relies on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global broadcast, enterprise, and industrial markets; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of the Company’s (or the Company’s suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 28, 2013. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

St. Louis–based Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
	(In thousands, except per share data)
Revenues	$529,491	$458,218	$1,036,964	$897,818
Cost of sales	(350,295)	(313,570)	(690,415)	(620,371)

Gross profit	179,196	144,648	346,549	277,447
Selling, general and administrative expenses	(93,503)	(76,342)	(185,485)	(157,864)
Research and development	(20,931)	(14,814)	(41,356)	(28,622)
Amortization of intangibles	(13,105)	(2,415)	(26,082)	(5,499)
Income from equity method investment	2,256	1,960	4,527	4,701

Operating income	53,913	53,037	98,153	90,163
Interest expense	(18,345)	(12,499)	(34,250)	(24,418)
Interest income	149	211	257	562

Income from continuing operations before taxes	35,717	40,749	64,160	66,307
Income tax expense	(6,225)	(1,044)	(12,423)	(6,863)

Income from continuing operations	29,492	39,705	51,737	59,444
Income from discontinued operations, net of tax	—	2,685	—	7,221

Net income	$29,492	$42,390	$51,737	$66,665

Weighted average number of common shares and equivalents:
Basic	43,928	45,526	44,173	45,720
Diluted	44,790	46,305	45,107	46,623

Basic income per share:
Continuing operations	$0.67	$0.87	$1.17	$1.30
Discontinued operations	—	0.06	—	0.16

Net income	$0.67	$0.93	$1.17	$1.46

Diluted income per share:
Continuing operations	$0.66	$0.86	$1.15	$1.28
Discontinued operations	—	0.06	—	0.15

Net income	$0.66	$0.92	$1.15	$1.43

Comprehensive income	$23,950	$14,152	$38,842	$49,053

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Three months ended		Six months ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
	(In thousands)
Revenues:
Broadcast Solutions	$166,551	$74,335	$322,137	$144,392
Enterprise Connectivity Solutions	132,929	129,475	249,556	253,827
Industrial Connectivity Solutions	171,892	173,640	348,613	343,273
Industrial IT Solutions	58,119	56,231	116,658	107,113
All other	—	24,537	—	49,213

Consolidated	$529,491	$458,218	$1,036,964	$897,818

Operating income (loss):
Broadcast Solutions	$3,505	$2,467	$3,359	$3,635
Enterprise Connectivity Solutions	14,675	14,284	23,510	24,036
Industrial Connectivity Solutions	24,344	26,725	48,793	45,698
Industrial IT Solutions	9,225	9,782	18,742	15,495
All other	1,278	(1,638)	1,278	(2,180)

Total segments	53,027	51,620	95,682	86,684
Eliminations	(1,370)	(543)	(2,056)	(1,222)
Income from equity method investment	2,256	1,960	4,527	4,701

Consolidated	$53,913	$53,037	$98,153	$90,163

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$476,201	$395,095
Receivables, net	326,413	300,864
Inventories, net	209,691	215,282
Income tax receivable	20,382	—
Deferred income taxes	22,718	19,885
Other current assets	21,786	28,456

Total current assets	1,077,191	959,582

Property, plant and equipment, less accumulated depreciation	299,838	307,048
Goodwill	772,014	778,708
Intangible assets, less accumulated amortization	400,330	428,273
Deferred income taxes	40,098	46,970
Other long-lived assets	75,173	64,002

	$2,664,644	$2,584,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$190,531	$183,672
Accrued liabilities	162,275	166,272
Current maturities of long-term debt	23,810	15,678
Current liabilities of discontinued operations	—	86,860

Total current liabilities	376,616	452,482

Long-term debt	1,307,104	1,135,527
Postretirement benefits	139,573	144,320
Other long-term liabilities	46,039	40,394
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	587,029	598,180
Retained earnings	509,041	461,756
Accumulated other comprehensive loss	(43,460)	(30,565)
Treasury stock	(257,801)	(218,014)

Total stockholders’ equity	795,312	811,860

	$2,664,644	$2,584,583

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Six Months Ended
	June 30, 2013	July 1, 2012
	(In thousands)
Cash flows from operating activities:
Net income	$51,737	$66,665
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	47,787	23,659
Share-based compensation	7,366	6,339
Pension funding less than pension expense	1,723	883
Provision for inventory obsolescence	963	3,056
Deferred income tax benefit	(897)	(10,368)
Income from equity method investment	(4,527)	(4,701)
Tax benefit related to share-based compensation	(5,362)	(3,909)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(43,370)	(27,553)
Inventories	6,312	13,418
Accounts payable	5,500	(10,823)
Accrued liabilities	(1,854)	(23,754)
Accrued taxes	(85,769)	3,566
Other assets	232	(1,832)
Other liabilities	3,659	(4,084)

Net cash provided by (used for) operating activities	(16,500)	30,562

Cash flows from investing activities:
Capital expenditures	(20,266)	(21,753)
Cash used to acquire businesses, net of cash acquired	(9,979)	(587)
Proceeds from disposal of tangible assets	3,136	353
Proceeds from disposal of business	3,735	—

Net cash used for investing activities	(23,374)	(21,987)

Cash flows from financing activities:
Borrowings under credit arrangements	388,220	—
Payments under borrowing arrangements	(197,191)	(600)
Payments under share repurchase program	(62,500)	(50,000)
Debt issuance costs paid	(7,817)	—
Cash dividends paid	(2,310)	(4,712)
Proceeds (payments) from exercise of stock options, net of withholding tax payments	(1,186)	2,198
Proceeds from settlement of derivatives	—	2,733
Tax benefit related to share-based compensation	5,362	3,909

Net cash provided by (used for) financing activities	122,578	(46,472)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,598)	(7,541)

Increase (decrease) in cash and cash equivalents	81,106	(45,438)
Cash and cash equivalents, beginning of period	395,095	382,716

Cash and cash equivalents, end of period	$476,201	$337,278

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for acquisition and divestiture transaction costs, capital expenditures net of the proceeds from the disposal of tangible assets, and non-recurring tax payments related to divestitures and settlement of a tax sharing agreement. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
	(In thousands)
GAAP net cash provided by (used for) operating activities	$55,226	$17,814	$(16,500)	$30,562
Capital expenditures, net of proceeds from the disposal of tangible assets	(11,770)	(13,843)	(17,130)	(21,400)
Non-recurring tax payments made for gain on 2012 sale of Thermax and Raydex cable business	3,355	—	41,808	—
Non-recurring tax payments made in settlement of tax sharing agreement with Cooper Industries	—	—	30,000	—

Non-GAAP free cash flow	$46,811	$3,971	$38,178	$9,162

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value; acquisition and divestiture transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance and other restructuring costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
	(In thousands, except percentages and per share amounts)

GAAP revenues	$529,491	$458,218	$1,036,964	$897,818
Deferred revenue adjustments	3,139	—	6,055	—

Adjusted revenues	$532,630	$458,218	$1,043,019	$897,818

GAAP gross profit	$179,196	$144,648	$346,549	$277,447
Severance and other restructuring costs	3,061	—	3,170	—
Accelerated depreciation	2,685	—	2,685	—
Deferred gross profit adjustments	2,445	—	4,572	—
Purchase accounting effects related to acquisitions	—	—	6,550	—

Adjusted gross profit	$187,387	$144,648	$363,526	$277,447

Adjusted gross profit margin	35.2%	31.6%	34.9%	30.9%

GAAP operating income	$53,913	$53,037	$98,153	$90,163
Amortization of intangible assets	13,105	2,415	26,082	5,499
Severance and other restructuring costs	4,965	—	5,753	—
Accelerated depreciation	2,685	—	2,685	—
Deferred gross profit adjustments	2,445	—	4,572	—
Purchase accounting effects related to acquisitions	—	—	6,550	—
Gain on sale of assets	(1,278)	—	(1,278)	—

Total operating income adjustments	21,922	2,415	44,364	5,499

Adjusted operating income	$75,835	$55,452	$142,517	$95,662

Adjusted operating income margin	14.2%	12.1%	13.7%	10.7%

GAAP income from continuing operations	$29,492	$39,705	$51,737	$59,444
Operating income adjustments from above	21,922	2,415	44,364	5,499
Tax effect of adjustments	(7,248)	(868)	(13,609)	(1,893)

Adjusted income from continuing operations	$44,166	$41,252	$82,492	$63,050

GAAP income from continuing operations per diluted share	$0.66	$0.86	$1.15	$1.28
Adjusted income from continuing operations per diluted share	$0.99	$0.89	$1.83	$1.35

GAAP and Adjusted diluted weighted average shares	44,790	46,305	45,107	46,623

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value; acquisition and divestiture transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance and other restructuring costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended June 30, 2013
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$166,551	$132,929	$171,892	$58,119	$—	$529,491	$—	$—	$529,491
Deferred revenue adjustments	3,139	—	—	—	—	3,139	—	—	3,139

Adjusted revenues	$169,690	$132,929	$171,892	$58,119	$—	$532,630	$—	$—	$532,630

GAAP operating income	$3,505	$14,675	$24,344	$9,225	$1,278	$53,027	$(1,370)	$2,256	$53,913
Amortization of intangible assets	11,940	101	274	790	—	13,105	—	—	13,105
Severance and other restructuring costs	3,530	34	57	1,344	—	4,965	—	—	4,965
Accelerated depreciation	2,685	—	—	—		2,685	—	—	2,685
Deferred gross profit adjustments	2,445	—	—	—	—	2,445	—	—	2,445
Gain on sale of assets	—	—	—	—	(1,278)	(1,278)	—	—	(1,278)

Total operating income adjustments	20,600	135	331	2,134	(1,278)	21,922	—	—	21,922

Adjusted operating income	$24,105	$14,810	$24,675	$11,359	$—	$74,949	$(1,370)	$2,256	$75,835

Adjusted operating income margin	14.2%	11.1%	14.4%	19.5%		14.1%			14.2%

	Three Months Ended July 1, 2012
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$74,335	$129,475	$173,640	$56,231	$24,537	$458,218	$—	$—	$458,218
Deferred revenue adjustments	—	—	—	—	—	—	—	—	—

Adjusted revenues	$74,335	$129,475	$173,640	$56,231	$24,537	$458,218	$—	$—	$458,218

GAAP operating income (loss)	$2,467	$14,284	$26,725	$9,782	$(1,638)	$51,620	$(543)	$1,960	$53,037
Amortization of intangible assets	1,003	152	354	804	102	2,415	—	—	2,415

Total operating income adjustments	1,003	152	354	804	102	2,415	—	—	2,415

Adjusted operating income (loss)	$3,470	$14,436	$27,079	$10,586	$(1,536)	$54,035	$(543)	$1,960	$55,452

Adjusted operating income margin	4.7%	11.1%	15.6%	18.8%	-6.3%	11.8%			12.1%

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2013 REVENUE AND EARNINGS GUIDANCE

	Year Ended December 31, 2013	Three Months Ended September 29, 2013
Non-GAAP revenue	$2.09 - $2.12 billion	$525 - $535 million
Deferred revenue adjustments	($12 million)	($3 million)
GAAP revenue	$2.08 - $2.11 billion	$522 - $532 million

Non-GAAP income from continuing operations per diluted share	$3.54 - $3.69	$0.90 - $0.95
Amortization of intangible assets	($0.85)	($0.21)
Plant consolidation and other restructuring costs	($0.33)	($0.10)
Deferred gross profit adjustments	($0.16)	($0.04)
Purchase accounting effects related to Miranda, PPC, and Softel acquisitions	($0.11)	—
Gain on sale of assets	$0.02	—
GAAP income from continuing operations per diluted share	$2.11 - $2.26	$0.55 - $0.60

Our guidance for income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2013. Our actual income from continuing operations per diluted share may be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, and other gains (losses) related to events or conditions that are not yet known.